As filed with the Securities and Exchange Commission on October 31, 2005

Registration No. 333-97425

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	35-2145715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Monument Circle

Indianapolis, Indiana 46204

(Address of Principal Executive Offices) (Zip Code)

EMPLOYEES’ 401(k) THRIFT PLAN OF

TRIGON INSURANCE COMPANY

and

TRIGON INSURANCE COMPANY

401(k) RESTORATION PLAN

(Full title of the plans)

Angela F. Braly

Executive Vice President, General Counsel and Chief Public Affairs Officer

WellPoint, Inc.

120 Monument Circle

Indianapolis, Indiana 46204

(Name and address of agent for service)

(317) 488-6000

(Telephone number, including area code, of agent for service)

Copy to:

James A. Aschleman

BAKER & DANIELS LLP

300 North Meridian Street, Suite 2700

Indianapolis, Indiana 46204-1782

POST-EFFECTIVE AMENDMENT NO. 1

On July 31, 2002, WellPoint, Inc. (formerly named Anthem, Inc.) (the “Corporation”) filed this Registration Statement for the purpose of registering shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), and associated plan interests, issuable pursuant to the Employees’ 401(k) Thrift Plan of Trigon Insurance Company (the “Trigon 401(k) Plan”). Effective January 31, 2004, the Trigon 401(k) Plan was merged into the Anthem 401(k) Long-Term Savings Investment Plan (the “Anthem 401(k) Plan”). This Post-Effective Amendment No. 1 to this Registration Statement (the “Post-Effective Amendment No. 1”) is being filed to reflect that 577,603 shares of the Corporation’s Common Stock, along with the associated plan interests, registered under this Registration Statement, which were not issued pursuant to the Trigon 401(k) Plan prior to the merger into the Anthem 401(k) Plan, are being moved, in accordance with Interpretation #90 of Section G in the Securities and Exchange Commission, Division of Corporation Finance’s Manual of Publicly Available Telephone Interpretations, to a new registration statement on Form S-8 (Registration No. 333-129334) filed by the Corporation with the Securities and Exchange Commission on the date hereof pursuant to Instruction E to Form S-8 to register one additional share with respect to the Anthem 401(k) Plan. The new registration statement adds to the shares of the Corporation’s Common Stock previously registered for issuance pursuant to the Anthem 401(k) Plan under Registration Statement No. 333-84906.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on October 31, 2005.

WELLPOINT, INC.

By:	/s/ Larry C. Glasscock
Larry C. Glasscock
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Larry C. Glasscock, Angela F. Braly and David C. Colby, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the Registrant deems appropriate, and appoints each of Larry C. Glasscock, Angela F. Braly and David C. Colby, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date
/s/ Larry C. Glasscock Larry C. Glasscock	President, Chief Executive Officer and Director (Principal Executive Officer)	October 29, 2005

/s/ Leonard D. Schaeffer Leonard D. Schaeffer	Chairman of the Board of Directors	October 29, 2005

/s/ David C. Colby David C. Colby	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 29, 2005

/s/ Wayne S. DeVeydt Wayne S. DeVeydt	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 29, 2005

/s/ Lenox D. Baker, Jr., M.D. Lenox D. Baker, Jr., M.D.	Director	October 29, 2005

/s/ Susan B. Bayh Susan B. Bayh	Director	October 29, 2005

/s/ Sheila P. Burke Sheila P. Burke	Director	October 29, 2005

Signature	Title	Date
/s/ William H.T. Bush William H.T. Bush	Director	October 29, 2005

/s/ Julie A. Hill Julie A. Hill	Director	October 29, 2005

/s/ Warren Y. Jobe Warren Y. Jobe	Director	October 29, 2005

/s/ Victor S. Liss Victor S. Liss	Director	October 29, 2005

/s/ L. Ben Lytle L. Ben Lytle	Director	October 29, 2005

/s/ William G. Mays William G. Mays	Director	October 29, 2005

/s/ Ramiro G. Peru Ramiro G. Peru	Director	October 29, 2005

/s/ Jane G. Pisano Jane G. Pisano	Director	October 29, 2005

/s/ Senator Donald W. Riegle, Jr. Senator Donald W. Riegle, Jr.	Director	October 29, 2005

/s/ William J. Ryan William J. Ryan	Director	October 29, 2005

/s/ George A. Schaefer, Jr. George A. Schaefer, Jr.	Director	October 29, 2005

/s/ Jackie M. Ward Jackie M. Ward	Director	October 29, 2005